UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

BLACKSKY TECHNOLOGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On July 25, 2024, BlackSky Technology Inc. (the "Company") commenced distributing proxy materials to its stockholders, including a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the "Notice and Proxy Statement") for its annual meeting of stockholders to be held on September 4, 2024. A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on July 25, 2024. On August 28, 2024, the New York Stock Exchange issued a market notice regarding certain information related to a proposed reverse stock split (the “Reverse Stock Split”), which remains subject to the approval of the Company’s stockholders, of the Company’s issued Class A common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-2 to 1-for-25, to be determined at the sole discretion of the Company’s board of directors (the "Board"), with the final ratio to be announced upon approval by the Board. Such notice provided that the Reverse Stock Split is anticipated to become effective after market close on September 6, 2024, with trading on a reverse split-adjusted basis to begin at market open on September 9, 2024. Such notice also provided that trading of the Common Stock under the new Committee on Uniform Securities Identification Procedures (CUSIP) number, 09263B207, is anticipated to begin at market open on September 9, 2024.